Exhibit (c) (26)

For Discussion Purposes Only

Strictly Private and Confidential

STRICTLY PRIVATE AND CONFIDENTIAL

PRESENTATION TO THE DENALI SPECIAL COMMITTEE

October 1, 2012

J.P.Morgan

For Discussion Purposes Only

Strictly Private and Confidential

PRESENTATION TO THE DENALI SPECIAL COMMITTEE

This presentation was prepared exclusively for the benefit and internal use of the J.P. Morgan client to whom it is directly addressed and delivered (including such client’s subsidiaries, the “Company”) in order to assist the Company in evaluating, on a preliminary basis, the feasibility of a possible transaction or transactions and does not carry any right of publication or disclosure, in whole or in part, to any other party. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by J.P. Morgan. Neither this presentation nor any of its contents may be disclosed or used for any other purpose without the prior written consent of J.P. Morgan.

The information in this presentation is based upon any management forecasts supplied to us and reflects prevailing conditions and our views as of this date, all of which are accordingly subject to change. J.P. Morgan’s opinions and estimates constitute J.P. Morgan’s judgment and should be regarded as indicative, preliminary and for illustrative purposes only. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Company or which was otherwise reviewed by us. In addition, our analyses are not and do not purport to be appraisals of the assets, stock, or business of the Company or any other entity. J.P. Morgan makes no representations as to the actual value which may be received in connection with a transaction nor the legal, tax or accounting effects of consummating a transaction. Unless expressly contemplated hereby, the information in this presentation does not take into account the effects of a possible transaction or transactions involving an actual or potential change of control, which may have significant valuation and other effects.

Notwithstanding anything herein to the contrary, the Company and each of its employees, representatives or other agents may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income tax treatment and the U.S. federal and state income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure insofar as such treatment and/or structure relates to a U.S. federal or state income tax strategy provided to the Company by J.P. Morgan.

J.P. Morgan’s policies prohibit employees from offering, directly or indirectly, a favorable research rating or specific price target, or offering to change a rating or price target, to a subject company as consideration or inducement for the receipt of business or for compensation. J.P. Morgan also prohibits its research analysts from being compensated for involvement in investment banking transactions except to the extent that such participation is intended to benefit investors.

IRS Circular 230 Disclosure: JPMorgan Chase & Co. and its affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters included herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone not affiliated with JPMorgan Chase & Co. of any of the matters addressed herein or for the purpose of avoiding U.S. tax-related penalties.

J.P. Morgan is a marketing name for investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by a combination of J.P. Morgan Securities LLC, J.P. Morgan plc, J.P. Morgan Securities Ltd. and the appropriately licensed subsidiaries of JPMorgan Chase & Co. in Asia-Pacific, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, N.A. J.P. Morgan deal team members may be employees of any of the foregoing entities.

DENALI

J.P.Morgan

For Discussion Purposes Only Strictly Private and Confidential

Update since our last meeting

J.P. Morgan met with the Special Committee on September 23rd to discuss Denali’s9/21 management plan prior to sharing with Sponsor A and Salamander

J.P. Morgan performed a benchmarking analysis on the revised management plan

The founding shareholder reviewed the 9/21 management plan on September 23rd, subsequent to which the plan was shared with Sponsor A and Salamander on September 24th

Sponsor A and Salamander submitted follow-up diligence request lists and discussion topics and separately held diligence calls with Denali management on September 28th

Denali is in the process of preparing a management presentation for in-person meetings with Sponsor A and Salamander on October 4th and 11th, respectively

J.P. Morgan intends to share with the sponsors an indicative capital structure for the initial indications during the week of October 8th

J.P. Morgan is continuing to conduct due diligence and analyses to prepare for a review of strategic alternatives with the Special Committee on October 9th

Initial indications of interest expected to be due the middle of the week of October 15th

P R ES ENTA T I ON TO T H E D EN A L I S PECI A L C OM M I TT EE

DE N A L I

For Discussion Purposes Only

Strictly Private and Confidential

PRESENTATION TO THE DENALI SPECIAL COMMITTEE

Market update

Equity markets have been focused on the European debt crisis as well as U.S. and global economic data

U.S. and global equity markets fell during the week of September 24th

S&P 500 down -1.3%, NASDAQ down -2.0%

Equity market

Despite falling for a second week in a row, markets are still near multi-year highs

Poor earnings, sluggish U.S. economic data and European concerns continue to weigh on investor sentiment

Since our last meeting, Denali’s stock declined by -5.0%

Since the formation of Denali’s Special Committee on August 20th, Denali’s stock has traded down -21.6% while S&P 500 and NASDAQ are up +1.6% and +1.3%, respectively

High yield and leveraged loan markets are very strong and are at the lowest yields since the indices have been tracked

High yield market

In the primary market, September became the busiest month ever with a total of $42.5bn pricing, surpassing May 2011 when $42.1bn priced

High yield index finished this week at 6.77%, 28 basis points wider than on September 21st

On September 14th, HP CEO Meg Whitman indicated plans to enter the smartphone market

Peers

On September 20th, Oracle reported Q1 fiscal 2013 results – revenue miss, earnings in-line

DENALI

J.P.Morgan

For Discussion Purposes Only

Strictly Private and Confidential

PRESENTATION TO THE DENALI SPECIAL COMMITTEE

Update on J.P. Morgan due diligence process

Met Denali management in Austin on September 21st for a detailed review of the business with a focus on

9/21 revised management plan

EUC and S&P businesses DFS business

Separation considerations for EUC and DFS

Cash repatriation, liquidity and tax strategies

Working capital needs

Submitted a list of follow-up questions on September 25th

Key areas of follow-up included impact on public sector revenue, potential tax structures and cost allocation strategy

Conference calls with management on September 27th to perform follow-up diligence on focus areas

Ongoing receipt of information and diligence review

Scheduled a follow-up meeting with CFO / management for October 1st to review outstanding diligence topics

DENALI

J.P.Morgan

For Discussion Purposes Only
Strictly Private and Confidential

Key transaction workstreams in process

EUC performance	▪ Revenue visibility and evolving industry dynamics ▪ Determining downside risk and potential upside case to management plan ▪ Understanding of fixed vs. variable cost, particularly in a downside scenario
DFS	▪ Feasibility of a separation, including actionability, relevance to core businesses and ability to monetize ▪ Incremental cost of funding and liquidity needs as a non-investment grade entity and impact on Denali financial profile ▪ Partnership opportunities with 3rd parties
Structuring and liquidity	▪ Feasibility of inversion and impact on public sector revenues ▪ Ability to limit tax leakage in repatriation of cash ▪ Minimum cash balance and global liquidity ▪ Potential tax liability in connection with reduced cash taxes under global principal structure (current reserve of ~$2.6bn) ▪ Understanding working capital trends
Separation considerations	▪ Allocation of costs across S&P, Services and DFS ▪ Feasibility of a separation of key business segments ▪ Potential impact on remaining businesses ▪ Working capital and financing / capital structure implications

PRESENTATION TO THE DENALI SPECIAL COMMITTEE
DENALI
4
J.P.Morgan

For Discussion Purposes Only
Strictly Private and Confidential

Key areas of sponsor questioning

	Sponsor A	Salamander
Financial plan	■ Forecast methodology ■ Key growth and margin assumptions by segment ■ Primary focus on EUC growth by desktops, notebooks and tablets ■ Restructuring plan ■ Impact of acquisitions on projections ■ Long-term forecast vs. July plan	■ Forecast methodology ■ Key growth and margin assumptions by segment ■ Primary focus on EUC growth by desktops, notebooks and tablets ■ Restructuring plan ■ Areas of focus for acquisitions ■ Organic vs. inorganic growth ■ Working capital
Liquidity, debt and structure	■ Repatriation strategy ■ Global principal structure ■ Foreign debt issuance ■ Cash flow generation by region ■ Dividend and acquisition funding	■ Repatriation strategy ■ Minimum cash requirements ■ Cash flow generation by region ■ Debt allocation and capacity
DFS	■ Source of funding ■ Debt structure	■ Source of income ■ Major expense categories ■ Cash flow profile ■ Impact of take-private on loss of investment grade rating

PRESENTATION TO THE DENALI SPECIAL COMMITTEE
DENALI
5
J.P.Morgan

For Discussion Purposes Only Strictly Private and Confidential

Next steps: Tentative Project Denali calendar (as of 9/30/12)

- **Expect expression of interest during the 3rd week of October**

September / October 2012

Monday	Tuesday	Wednesday	Thursday	Friday
17	18 Open dataroom to Sponsors	19 JPM to send agenda for 9/21 meeting Sponsor A dataroom overview discussion	20 JPM call with CFO and team on the business plan (11am CT, Confirmed) Salamander dataroom overview discussion	21 All-day JPM in-person diligence meetings with CFO in Austin Board update call (Review of plan and update) (1pm CT)
24 Share business plan with Sponsors	25	26	27	28 Initial telephonic business plan review with Sponsor A (9:00-10:30am CT) Initial telephonic business plan review with Salamander (10:30-12:00pm CT)
1 JPM update call with Special Committee (1pm CT) JPM diligence with CFO / management (2:30pm CT) Send Sponsor A agenda for 10/4 management meeting	2 Complete preliminary dataroom uploads	3 Send Salamander agenda for 10/11 management meeting	4 Management meeting with Sponsor A in Austin / Denali Residence (1:30-6:00pm CT) followed by dinner	5 Placeholder for discussion of financing guidance with the Special Committee
8 JPM to convey process and financing guidance to sponsors	9 JPM face-to-face meeting with Special Committee (3pm ET in NYC)	10	11 Management meeting with Salamander in Austin / Denali Residence (1:30-6:00pm CT) followed by dinner	12
15	16	17 Initial indications of interest expected	18	19

PRESENTATION TO THE DENALI SPECIAL COMMITTEE
DENALI
6

For Discussion Purposes Only

Strictly Private and Confidential

PRESENTATION TO THE DENALI SPECIAL COMMITTEE

Proposed agenda for the October 9th Special Committee meeting

Primary objective:

Discuss potential alternatives for Denali, including status quo, leveraged buyout and other strategic alternatives

Discussion topics:

1. Situation and process update

2. Due diligence findings

3. Assessment of standalone value potential and strategies to enhance value

4. Discussion of potential transformational value enhancing alternatives

- Separation alternatives for EUC, S&P and/or DFS

- Transformative acquisitions

- Leveraged recapitalization and capital allocation strategies

- Leveraged buyout

- Sale of the company to a strategic

Next steps

DENALI

J.P.Morgan

For Discussion Purposes Only

Strictly Private and Confidential

PRESENTATION TO THE DENALI SPECIAL COMMITTEE

Agenda

Page

Appendix 8

DENALI

J.P.Morgan

For Discussion Purposes Only Strictly Private and Confidential

Sponsor A due diligence discussion topics

Financial Plan

Please describe the methodology and approach used to develop the financial plan

At a high level, please discuss key forecast assumptions underpinning the financial plan

– For each Solutions group, please discuss:

– Assumptions around market share, market growth, pricing, and margins

– Approximate breakdown by Public, SMB, Large Business, and Consumer

– Rough geographic breakdown of where growth is coming from

– For EUC, please discuss key growth and assumptions for Desktop, Mobility, and Tablet separately

– How much of EUC’s projected growth is driven by tablet?

– For ESG, please discuss thoughts around growth in Servers, Storage, and Networking separately

– Please discuss assumptions underlying Services and Software growth and margin profile

– How does growth vary by Infrastructure & Cloud Computing, Support and Deployment, Applications & BPO, and Security?

– What is the role of acquisitions and new business in the financial plan?

Please discuss the $5bn allocated to acquisitions in FY2013E and the $1.1bn in FY2014E

– Please talk to the status of ongoing restructuring efforts? Please discuss any restructuring programs or further cost reductions that are assumed in the financial plan

Please discuss changes in the long term financial plan from the “July view”

– What trends and events have led to the revised thinking?

– How are reductions in the forecast being driven by pricing, market share, or underlying demand?

Liquidity Overview

Please describe Denali’s current approach to debt financing

– If the company were to raise significantly more leverage in the U.S., please discuss how interest would be serviced

– Why has the Company not raised international facilities to better match cash generation?

– Please discuss the financing receivables facility and capacity to further factor

Please discuss projected cash flow generation by geography (domestic vs. foreign)

– Please discuss future dividends of foreign-held cash to the U.S. How does the Company repatriate cash to the U.S. on an ongoing basis?

– How does the business plan to finance future acquisitions?

Please discuss uses and availability of international cash balances

Denali Tax Structure

Please walk us through the Global Principal Structure

How could the adoption of significantly more leverage influence the PF tax rate of the business

AP PE N D I X

DE N A L I

For Discussion Purposes Only

Strictly Private and Confidential

APPENDIX

Salamander due diligence discussion topics

Liquidity and Debt

Minimum cash required to run the business

Restricted cash

Cash flow generation by jurisdiction and expected mix shift going forward

Restrictions and tax leakage on repatriation of overseas cash to fund acquisition or service debt

Allocation of existing debt among Core Denali, DFS and TopCo, including secured vs. unsecured

Ability to roll existing debt

Potential incremental debt capacity (i.e., finance receivables, corporate rating, etc.)

Feasibility or potential limits of sale-leaseback transactions

Financial Plan

Assumptions underlying revised financial forecast (2H FY’13E and FY14-FY16)

Revenue mix and margin trajectory by BU (i.e., EUC–desktops, laptops, tablets; ESG–servers vs. storage/networking; S&P–monitors vs. Microsoft/McAfee; Services–Perot vs. hardware support, etc.)

Direct vs. allocated segment costs and allocation methodologies

Impact of revenue mix shift on working capital trends

FY13-14E acquisitions, including pro forma EBITDA impact (Quest, DFS EMEA, Foreign Loan Pool)

Impact of announced savings initiatives on financial forecast

Future acquisition plan (i.e., optimal spend and key areas of investment not included in the forecast)

Historical Financials

Recent working capital trends

Organic growth and acquisition performance

DFS

Overview of the financial model, including sources of income, major expense categories and cash flow profile

Considerations for/impact of a potential take-private or loss of investment grade rating on DFS’s business

DENALI

J.P.Morgan